Exhibit 99.1

Open Text Announces First Quarter 2005 Financial Results

WATERLOO, ON—October 28th, 2004—Open Text™ Corporation (Nasdaq: OTEX; TSX: OTC), the world’s largest provider of enterprise content management (ECM) software, today announced financial results for its first fiscal quarter ended September 30, 2004. (1)

Financial Highlights

Total revenue for the first quarter was $85.6 million, up 94% from the same period last year and license revenue of $23.9 million grew by 41% over the prior year.

Open Text reported total adjusted net income for the first quarter of $3.9 million, or adjusted earnings per share (EPS) of $0.07. This compares to adjusted net income of $4.9 million, or $0.12 adjusted EPS in the first quarter a year ago, marking the 23rd consecutive profitable quarter for the Company. (2)

Open Text reported total net income for the first quarter in accordance with U.S. generally accepted accounting principles (GAAP) of ($1.0) million, or ($0.02 EPS), compared to net income of $3.4 million, or $0.08 EPS in the first quarter a year ago.

“We are pleased with the IXOS results this quarter. IXOS was profitable in the quarter with revenue of approximately $33 million and is now operating on the Open Text model,” said Tom Jenkins, CEO of Open Text. “We see the ECM market continuing to grow, especially as it relates to compliance solutions and we believe that growing profitably is the best route for our future success.”

Total cash flow from operations in the quarter was $5.1 million. The total cash on hand at quarter end was $111.5 million or $2.07 per share (diluted). The cash balance reflects the use of cash for acquisitions made during the quarter (Artesia and Vista) as well as Open Text share repurchases.

At quarter end, total deferred revenue was $64.3 million, up $28.9 million or 82% over a year ago.

Revenue results were broadly based, with 41% derived from North America, 52% from Europe and 7% from the Middle East and Asia. (1)

As of March 1, 2004, Open Text began including the results of IXOS in its financial statements on a consolidated basis, and these results include a full quarter revenue and expense. Open Text owns approximately 89% of IXOS Software AG.

“We are seeing traction from customers who want a full ECM suite that includes content management, collaboration and e-mail archiving,” said John Shackleton, President of Open Text. “Based on our current visibility into our pipeline, we reaffirm our guidance for the fiscal 2005 year.”

Guidance

See accompanying Note (2)

The Company is establishing initial guidance for its second quarter, ending December 31st, 2004. For the second quarter Open Text expects revenue of $100 to $106 million with adjusted EPS of $0.18 to $0.26.

The Company is maintaining its previously announced guidance for fiscal year 2005, which commenced July 1, 2004. For fiscal year 2005, Open Text expects revenue of $420 to $450 million with adjusted EPS of $1.10 to $1.30.

Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material. Please see note (2) below for a discussion regarding net income per share in accordance with GAAP.

Recent Highlights

1. U.S. Office of Naval Research Implements Open Text’s Livelink Software Suite

The U.S. Office of Naval Research has adopted the Open Text’s Livelink software to improve collaboration and to better manage documents and data for the organization’s research projects.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1515

2. Open Text’s Records Management Software Receives National Archives Approval from the UK Government

Open Text announced today that its records management software has been approved by the UK Government’s National Archives electronic records management systems (ERMS) program.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1516

3. Open Text Extends SAP® Solution Integration, Introduces New Version of IXOS Suite for SAP Solutions

The Company introduced a major extension of its suite of ECM products that integrate with the complete range of SAP® solutions, including financial, human resources and other business applications.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1522

Upcoming Investor Events

Open Text announced plans to participate in the following financial conferences. Note that event dates and times are subject to change after the release of this announcement. To confirm a date or learn about Web cast availability, visit the Company’s Web site closer to event date at:

www.opentext.com/investor/investor_events/

November 9, 2004

Scotia Capital Technology Conference

Toronto, ON

November 16, 2004

Open Text Analyst Day

Phoenix, AZ

December 2, 2004

CSFB Technology Conference

Phoenix, AZ

December 9, 2004

Open Text Annual General Meeting

Toronto, ON

February 8-10, 2005

Merrill Lynch Computer Services & Software Conference 2005

Santa Monica, CA

February 16, 2005

MS Howells ECM Conference

Phoenix, AZ

Teleconference Call

Open Text will host a conference call on October 28th, 2004, at 5:00 p.m. EST to discuss its preliminary financial results.

Date:	Thursday, October 28th, 2004

Time:	5:00 p.m. EST/2:00 p.m. PT

Length:	60 minutes

Phone:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning October 5th, at 7:00 p.m. EST through 11:59 p.m. on November 11th, 2004 and can be accessed by dialing 416-640-1917 and using pass code # 21097862.

For more information or to listen to the call via Web cast, please use the following link:

http://www.opentext.com/events/event.html?id=5322581

Additional materials, including accompanying financial and operating statistics relating to these financial results may be obtained from the investor site within the Open Text corporate Web site at: www.opentext.com/investor/quarterly_reports/index.html

About Open Text

Open Text™ is the market leader in providing Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Throughout its history, Open Text has matched its tradition of innovation with a track record of financial strength and growth. Today, the company supports more than 17 million seats across 13,000 deployments in 67 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com

# # #

Forward-looking statements in this press release regarding the Company’s total revenue, EPS on an adjusted basis and EPS on an GAAP basis, for the fiscal quarter ended September 30, 2004 and guidance for the Company’s fiscal year ending June 30, 2005 are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Forward-looking statements relate to, among other things, the future performance of Open Text, the benefits of any acquisition, the strength of the Company’s pipeline, the Company’s growth and profitability prospects, the potential for growth in the ECM market and its estimated size, the Company’s position in the market and future opportunities therein, the benefits of the Company’s products to be realized by customers, the demand for and the extent of deployment of the Company’s products. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, risks involved in the completion and integration of acquisitions, the possibility of fluctuations in currency exchange rates, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Form 10-K for the year ended June 30, 2004. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2004 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1)        All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2)        The Company uses the financial measure adjusted EPS and adjusted net income to supplement its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted EPS and adjusted net income is not meant to be a substitute for net income per share presented in accordance with GAAP, but rather should be evaluated in conjunction with such GAAP measure. Adjusted EPS and adjusted net income are calculated as net income (or per share, as applicable), excluding the following estimated amounts (a) the amortization of acquired intangible assets net of tax ($4.0 million), (b) other income, gain (loss) on investments (nil), (c) income tax on equity gain (nil) (d) restructuring charges including charges that will be incurred as a result of the acquisition of IXOS (nil). All of the aforementioned amounts are provided net of tax and extraordinary gains or losses. The term adjusted EPS and adjusted net income does not have a standardized meaning prescribed by GAAP, and therefore the Company’s definition is unlikely to be comparable to similar measures presented by other companies. The Company’s management believes that the presentation of adjusted EPS and adjusted net income provides useful information to investors because it excludes non-operational charges and is a better indication of Open Text’s profitability or expected profitability from recurring operations. The items excluded from the computation of adjusted EPS and adjusted net income, which are otherwise included in the determination of net income per share prepared in accordance with GAAP, are items that Open Text does not consider to be meaningful in evaluating the Company’s past financial performance or future prospects and may hinder a comparison of its period-to-period profitability.

The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, adjusted EPS and net income per share in accordance with GAAP and (b) the assumptions referred to in this note (2). This guidance assumes minimal fluctuations of currency exchange rates.

The following assumptions of Company management are an integral part of the guidance presented. These assumptions represent the current expectations of Open Text but must be considered preliminary as they will be reviewed and revised, perhaps materially, based upon Open Text’s assessment of the operations of IXOS. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

(a) The guidance assumes a fully diluted share count for the fiscal year ending June 30, 2005 of 57.6 million shares.

(b) Guidance for adjusted EPS and net income per share is calculated on a fully-diluted basis, giving effect to the exercise of the common share purchase warrants issued.

(c) Income taxes are assumed at a rate of 25% on a GAAP net income basis.

(d) Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

The Company has provided a reconciliation in note (2) above of its guidance for adjusted EPS to net income per share, which is the most comparable financial measure calculated and presented in accordance with GAAP. With respect to amortization of acquired intangible assets, the Company has retained the services of an independent valuator to assist in the valuation of intangible assets acquired through the business combination with IXOS. The Company estimates that the additional amortization will be approximately $2.5 million per quarter (net of tax) for the next 5 to 7 years and is based on previous experience with similar transactions. The specific amount of this amortization expense for future periods will be determined once this valuation work is completed.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.co

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In US Dollars)

(in thousands, except per share data)

	Three months ended September 30,
	2004	2003
	((unaudited)
Revenues:
License	$23,904	$16,867
Customer support	40,792	19,421
Service	20,900	7,897

Total revenues	85,596	44,185
Cost of revenues:
License	2,154	1,291
Customer support	7,494	3,181
Service	16,654	7,203

Total cost of revenues	26,302	11,675

Gross profit	59,294	32,510
Operating expenses:
Research and development	14,683	8,031
Sales and marketing	25,497	13,807
General and administrative	11,858	3,354
Depreciation	2,399	1,187
Amortization of acquired intangible assets	5,429	1,188
Restructuring	—	—

Total operating expenses	59,866	27,567

Income (loss) from operations	(572)	4,943
Other expense	(933)	(380)
Interest income	302	225

Income (loss) before income taxes	(1,203)	4,788
Provision (recovery) for income taxes	(325)	1,434

Income (loss) from continuing operations before minority interest	(878)	3,354
Minority interest	108

Net income (loss) for the period	$(986)	$3,354

Deficit, beginning of the period	$(18,529)	$(41,827)
Repurchase of common shares	(6,255)	—

Deficit, end of the period	$(25,770)	$(38,473)

Adjusted net income for the period	$3,882 **	$4,923

Adjusted diluted net income per share	$0.07	$0.12

Basic earnings (loss) per share *	$(0.02)	$0.08

Diluted earnings (loss) per share **	$(0.02)	$0.08

Weighted average number of Common
Shares outstanding—basic	51,106	39,522

Weighted average number of Common
Shares outstanding—diluted **	51,106	42,213

*	2003 shares outstanding are adjusted for October 2003 stock split
**	As there is a net loss for the period ended September 30, 2004 the diluted earnings per share has been calculated using the basic weighted average number of shares and not the diluted weighted average number since using the diluted number of shares would be antidilutive. The diluted weighted average number of shares outstanding as at September 30, 2004 is 53,967. This number has been used to compute the Adjusted diluted income per share.

OPEN TEXT CORPORATION

PROFORMA SUPPLEMENTAL INFORMATION

FOR THE THREE PERIODS ENDED SEPTEMBER 30, 2004 AND 2003

	Three month period ended
	September 30, 2004	September 30, 2003
Net income (loss)	(986)	3,354

Adjustments:
Amortization of acquired intangible assets	5,429	1,188
Other expense	933	381
Tax impact on amortization of acquired intangible assets	(1,494)	—

Total adjustments	4,868	1,569

Adjusted net income	3,882	4,923

Adjusted diluted net income per share	$0.07	$0.12

Shares used to compute earnings per share
diluted	53,967	42,213	*

*	2003 shares outstanding are adjusted for October 2003 stock split

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In US Dollars)

(in thousands, except share data)

	September 30,	June 30,
	2004	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$111,453	$156,987
Accounts receivable—net of allowance for doubtful accounts of $3,686 as of Sept 30, 2004 and $3,628 as of June 30, 2004	66,141	82,996
Income taxes recoverable	12,651	7,041
Prepaid expenses and other assets	8,703	6,550
Deferred tax asset	19,545	18,776

Total current assets	218,493	272,350

Capital assets	26,795	24,678
Goodwill, net of accumulated amortization of $12,807 at September 30, 2004 and June 30, 2004	238,629	223,752
Deferred tax asset	23,060	27,668
Acquired intangible assets	134,093	116,588
Other assets	6,708	5,719

	$647,778	$670,755

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$81,235	$94,075
Deferred revenues	63,500	62,661
Deferred tax liability	14,586	10,892

Total current liabilities	159,321	167,628

Long term liabilities:
Deferred revenues	762	915
Deferred tax liability	30,586	35,536
Accrued liabilities	21,676	23,620

	53,024	60,071

Minority interest	10,159	10,051

Shareholders' equity:
Share capital
50,651,902 and 51,054,786 Common Shares issued and outstanding at September 30, 2004 and June 30, 2004 respectively	425,522	427,015
Warrants	22,361	22,705
Accumulated other comprehensive income:
Cumulative translation adjustment	3,161	1,814
Accumulated deficit	(25,770)	(18,529)

Total shareholders' equity	425,274	433,005

	$647,778	$670,755

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US Dollars)

	Three months ended September 30,
	2004	2003
	(unaudited)
Cash flows from operating activities:
Net income (loss) for the period	$(986)	$3,354
Non-cash items:		—
Depreciation and amortization	7,828	2,375
Undistributed earnings related to Minority Interest	108	—
Other	—	8
Changes in operating assets and liabilities net of assets acquired:
Accounts receivable	18,735	8,011
Prepaid and other assets	(1,861)	(775)
Income taxes recoverable	(2,446)	(4,130)
Accounts payable and accrued liabilities	(10,213)	(4,437)
Deferred revenue	(6,049)	(4,398)

Net cash provided by operating activities	5,116	8

Cash flows used in investing activities:
Acquisitions of capital assets	(3,394)	(828)
Purchase of Vista	(23,690)	—
Purchase of Artesia	(5,057)	—
Additional purchase consideration for prior period acquisitions	(2,747)	—
Cash restricted for acquisitions	—	(12,000)
Business acquisition costs	(3,763)	(1,041)
Other	—	(693)

Net cash used in investing activities	(38,651)	(14,562)

Cash flow from financing activities:
Payments of obligations under capital leases	(48)	(92)
Proceeds from issuance of Common Shares	368	6,786
Proceeds from warrants	725	—
Repurchase of Common Shares	(11,034)	—
Repayment of short term Bank Loan	(2,178)	—

Net cash provided by financing activities	(12,167)	6,694

Foreign exchange gain on cash held in foreign currency	169	53

(Decrease) in cash and cash equivalents during the period	(45,533)	(7,807)
Cash and cash equivalents at beginning of period	156,986	116,554

Cash and cash equivalents at end of period	$111,453	$108,747